SUBSIDIARIES OF THE REGISTRANT

     ICN Pharmaceuticals, Inc. is incorporated in the State of Delaware. The following table shows the Company's subsidiaries as of December 31, 1998, the percentage of their voting securities (including directors' qualifying shares) then owned, directly or indirectly by the Company, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's Consolidated Financial Statements.

                                                                      PERCENTAGE
                                                                       OF VOTING
                                                 JURISDICTION   SECURITIES OWNED
                                                      OF              BY COMPANY
                                                INCORPORATION      OR SUBSIDIARY
                                                -------------      -------------

ICN Canada, Limited                                 Canada                   100
Alpha Pharmaceutical, Inc                           Panama                   100
ICN Farmaceutica, S.A                               Mexico                   100
Laboratorios Grossman, S.A                          Mexico                   100
ICN Pharmaceuticals, Holland, B.V                Netherlands                 100
ICN Biomedicals, Inc                               Delaware                  100
ICN Yugoslavia                                    Yugoslavia                  75(a)
ICN Biomedicals GmbH-- Eschwege                    Germany                   100
ICN Pharmaceuticals Australasia Pty Ltd           Australia                  100
ICN Pharmaceuticals Japan, K.K                      Japan                    100
ICN Biomedicals B.V                              Netherlands                 100
ICN Biomedicals California, Inc               California, U.S.A.             100
ICN Iberica                                         Spain                    100
Labsystems Benelux B.V                           Netherlands                 100
Labsystems Benelux N.V                             Belgium                   100
ICN Biomedicals, Ltd                               Scotland                  100
ICN Biomedicals, GmbH                              Germany                   100
ICN Franco SARL                                     France                   100
ICN Biomedicals S.R.L                               Italy                    100
ICN Biomedicals N.V./S.A                           Belgium                   100
ICN Oktyabr                                         Russia                    95
ICN Polypharm                                       Russia                    96
ICN Leksredstva                                     Russia                    97
ICN Alkaloida                                      Hungary                    72
Polfa Rzeszow, S.A                                  Poland                    89
AO Tomsk Chemical Pharmaceutical Plant              Russia                    90
Marbiopharm                                         Russia                    93
Wuxi ICN Pharmaceuticals                            China                     75
ICN Puerto Rico                                  Puerto Rico                 100
ICN Czech Republic                              Czech Republic               100

(a) On February 6, 1999, the government of the Federal Republic of Yugoslavia seized control of ICN Yugoslavia. This action, based on a decision reached by the Ministry for Economic and Property Transformation on November 26, 1998, effectively reduced the Company's equity ownership of ICN Yugoslavia from 75% to 35%. The Company has commenced litigation in the United States District Court of the District of Columbia against the government of Yugoslavia and related agencies to recover damages and obtain injunctive relief.

* In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.